Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
December 12, 2012	Investor Relations Dept.
(800) 536-7453

Torch Energy Royalty Trust Receives Continued Listing Standards Notice from the New York Stock Exchange

HOUSTON - Torch Energy Royalty Trust (the “Trust”) (NYSE: TRU) (www.torchroyalty.com) today announced that it received a continued listing standards notice from the New York Stock Exchange (the “NYSE”) on December 6, 2012 due to the fact that the average closing price of the Trust’s units was less than $1.00 per unit over a period of 30 consecutive trading days.

The Trust’s units continue to trade on the NYSE. Under NYSE rules, the Trust has six months following receipt of the letter notification to regain compliance with the minimum unit price requirement. The Trust may regain compliance at any time during the six-month cure period if the trust’s unit has a closing unit price of at least $1.00 on the last trading day of any calendar month during the period and also has an average closing unit price of at least $1.00 over the 30 trading-day period on the last trading day of that month or on the last day of the cure period. Pursuant to NYSE rules, the Trust intends to notify the NYSE within 10 business days from the receipt of the NYSE notification of its intent to cure the deficiency related to the Trust units within the six-month cure period.

Notwithstanding the opportunity for a six-month grace period to return to compliance with NYSE continued listing requirements, given the Trust’s termination and the recent market experience with our listed securities, there can be no assurance that the Trust will return to compliance with the NYSE listing standards. Moreover, no assurance can be given that future actions by the Trust or the marketplace will not give rise to alternative bases for potential delisting from the NYSE.

A Note on Forward Looking Statements:

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. For example, references to the Trust’s expectations regarding the following are forward-looking statements: the future trading price of the Trust’s units; and compliance with or the Trust’s ability to cure deficiencies under the NYSE listing standards.

Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. The Trust undertakes no obligation to update or revise any forward-looking statement except as required by law.

Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the following risks, uncertainties, assumptions and factors as described in more detail in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011, and in other filings the Trust makes with the SEC from time to time:

•	Trust Termination.

•

The Trust’s continuing failure to timely file certain periodic reports with the SEC during the wind up and liquidation of the Trust may pose significant risks to the Trust’s business, which could materially and adversely affect the Trust financial condition and results of operation and the current and/or future value of the Net Profits Interests.

•

If natural gas and oil prices decline significantly, the Trust’s cash flow from operations will likely decline and the Trust may have to lower the cash distributions or may not be able to pay distributions at all during the wind up and liquidation of the Trust.

•	Trust expenses may have an adverse impact on the distributions to Unitholders during the wind up and liquidation of the Trust.

•

The estimated reserve quantities in this report are based on many assumptions that may prove to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of the Trust’s reserves.

•	As more Infill Wells are drilled, they could cause a reduction in amounts payable to the Trust or a purchaser of the Net Profits Interests.

•

The Trust’s business is subject to operational risks that may not be fully insured, which, if they were to occur, could adversely affect the Trust’s financial condition or results of operations and, as a result, the Trust’s ability to pay distributions to Unitholders.

•

The Trust may be unable to compete effectively with larger companies, which may adversely affect the Trust’s ability to generate sufficient revenue and its ability to pay distributions to Unitholders prior to the windup and liquidation of the Trust.

•	The Trust’s operations are subject to regulations which may limit the Trust’s production of natural gas or the price that the Trust receives for natural gas.

•	If it is determined that the Trust is subject to the Texas margin tax, the Trustee may have to withhold a disproportionate amount from future distributions to pay the tax liability.

•

The failure to complete the proposed Texas and Louisiana sale transactions could have an adverse effect on the Trust’s business activities, financial condition, results of operations and ability to pay distributions to Unitholders.

•	The market price for the Trust’s Units may not reflect the value of the Net Profits Interests held by the Trust.

•

As reflected in Trust’s reserve reports, oil and gas sales volumes generated from the Trust’s underlying properties will continue to decline over the life of the reserves. This production decline may result in the oil and gas wells becoming uneconomical and the respective wells’ operators electing to plug and abandon such wells. Such costs may adversely impact future cash flows received by the Trust.

Any forward-looking statements in this document should be evaluated in light of the factors and uncertainties referenced above and should not be unduly relied upon.